Exhibit 10.4
SCULPTOR CAPITAL MANAGEMENT, INC.
2022 INCENTIVE PLAN
(effective as of June 22, 2022)
1.    Purpose of the Plan.
This Sculptor Capital Management, Inc. 2022 Incentive Plan was adopted by the Board of Directors (the “Board”) of Sculptor Capital Management, Inc. (the “Company”) on April 27, 2022 and shall become effective upon the approval of the shareholders of the Company (the date of such approval, the “Effective Date”). The purpose of the Plan is to provide additional incentive to selected employees, directors, Executive Managing Directors and Consultants of and service providers to the Company or any of its Subsidiaries (including Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP) or Affiliates (the Company and any such Subsidiaries and Affiliates, collectively, “Participating Entities”) whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and the other Participating Entities, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts should result in the long-term growth and profitability of the Company and the other Participating Entities. To accomplish such purposes, the Plan provides that a Participating Entity may grant or sell equity-based Awards based on or consisting of Class A Shares, Class B Shares, and LTIP Units. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, it is the Company’s intent that each such Award comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.
2.    Definitions.
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a) “Administrator” means the Committee or, if and to the extent the Committee does not administer the Plan, the Board.
(b) “Affiliate” means, with respect to the Company, any Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Company. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(c) “Award” means, individually or collectively, any Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Performance Share, unrestricted Share or Other Share-Based Award, including but not limited to LTIP Unit Awards, granted or sold under the Plan.
(d) “Award Document” means any written agreement, contract or other instrument or document, or any portion of any such instrument or document, evidencing an Award.

(e) A “Beneficial Owner” of a security is a Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term “Beneficially Own” and its derivatives shall each have a correlative meaning.
(f) “Board” means the Board of Directors of the Company.
(g) “Cause” means, unless otherwise defined in the Participant’s Award Document, employment agreement, or other written agreement describing the Participant’s terms of employment or other service with any Participating Entity, (i) the commission of an act of fraud, dishonesty, misrepresentation or breach of trust by the Participant in the course of the Participant’s employment with or the Participant’s provision of services to any Participating Entity; (ii) the Participant’s indictment or entering of a plea of no contest for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) the commission of an act by the Participant which would make the Participant or any Participating Entity subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) gross negligence or willful misconduct in connection with the Participant’s performance of his or her duties in connection with the Participant’s employment by or provision of services to any Participating Entity which the Participant may be employed by or providing service to on a full-time basis at the time or the Participant’s failure to comply with any of the restrictive covenants set forth herein; (v) the commission of any act that would result or which might reasonably be a substantial factor resulting in the termination of any Participating Entity for cause under the management, advisory or similar agreements of any Participating Entity; (vi) the Participant’s failure to comply with any material policies or procedures of any Participating Entity which the Participant may be employed by or providing service to on a full-time basis at the time as in effect from time to time; provided, however, that the Participant shall have received a copy of such policies or a notice that they have been posted on any Participating Entity’s website prior to such compliance failure; and (vii) the Participant’s failure to perform the material duties in connection with the Participant’s position.
(h) “Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, dated as of November 5, 2019.
(i) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) distribution (whether in the form of cash, shares, LTIP Units or other property, other than regular cash dividends), share or unit split or reverse split, (iii) combination or exchange of shares or units, or (iv) other change in structure, , which the Administrator determines, in its sole discretion, affects the Shares or LTIP Units such that an adjustment pursuant to Section 5 is appropriate.
(j) “Change in Control” means the occurrence of any of the following events:
     (1)    any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto,

excluding any Permitted Transferee or any group of Permitted Transferees, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities; or
     (2)    the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (2); or
     (3)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (i) the members of the Board immediately prior to the merger or consolidation do not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (ii) all of the Persons who were the respective Beneficial Owners of the voting securities of the Company immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation; or
     (4)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than the sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are Beneficially Owned by shareholders of the Company in substantially the same proportions as their Beneficial Ownership of such securities of the Company immediately prior to such sale.
Notwithstanding the foregoing, except with respect to clause (2) and clause (3)(i) above, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(k) “Class A Shares” means the Class A Shares of the Company.
(l) “Class B Shares” means the Class B Shares of the Company.

(m) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
(n) “Committee” means the Board, or a committee designated by the Board to administer the Plan. With respect to Awards granted to executive officers of the Company and members of the Board, such committee shall consist of two or more persons, each of whom, unless otherwise determined by the Board, is a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act (“Rule 16b-3”) and has any other qualifications required by the applicable stock exchange on which the Shares are listed. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by such committee.
(o) “Company” means Sculptor Capital Management, Inc., a Delaware corporation, and any successors thereto.
(p) “Consultant” means a consultant or advisor who is a natural person, engaged to render bona fide services to a Participating Entity.
(q) “Disability” means, unless otherwise defined in the Participant’s Award Document, that a Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of any Participating Entity.
(r) “Distribution Equivalent” means a right, granted pursuant to the Plan, to be paid an amount determined with respect to the distributions declared and paid with respect to outstanding Shares or LTIP Units, as specified in, and pursuant to the terms of, an applicable Award Document.
(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
(t) “Executive Managing Directors” means the executive managing directors from time to time of any Participating Entities, including any partners of Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP that are executive managing directors .
(u) “Exercise Price” means the per Share price at which a holder of an Option or Share Appreciation Right may purchase the Shares issuable upon exercise of such Option or Share Appreciation Right.
(v) “Fair Market Value” as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, that (i) if the share,

LTIP Unit or other security is listed on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or (ii) if the share, LTIP Unit or other security is traded in an over-the-counter market, the fair market value on any date shall be the average of the highest bid and lowest asked prices for such share in such over-the-counter market on such date.
(x) “LTIP Unit Awards” means Awards consisting of, among other things, LTIP Units, as more fully described in Section 10(b).
(y) “LTIP Units” means interests in the members of the Sculptor Operating Group, as more fully described in Section 10(b).
(aa) “Option” means an option to purchase Shares granted pursuant to Section 7. Each Option shall be a nonqualified option, and shall not be an incentive stock option as defined in Section 422 of the Code.
(bb) “Other Share-Based Award” means an Award granted pursuant to Section 10.
(cc) “Participant” means (i) any employee, director, Executive Managing Director or Consultant of or service provider to any Participating Entity; and (ii) the trustee of any trust established for the purpose of providing benefits to any individual described in (i) and/or to any dependant, family member (including any spouse, former spouse, widow, widower or co-habitee) or household member of any individual described in (i) and/or to any class of individuals comprising individuals described in (i), their dependants, family members or household members, provided always that the relevant employee, director, Executive Managing Director, Consultant or service provider has been selected as a Participant by the Administrator, pursuant to the Administrator’s authority in Section 3, to receive an Award or, where applicable, as being eligible or potentially eligible to receive an Award subject to any discretion conferred upon the trustee by the terms of the relevant trust.
(dd) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) economic income, distributable earnings or distributable earnings per share; (vi) revenue, revenue growth or rate of revenue growth; (vii) return on assets (gross or net), return on investment, return on capital, or return on equity; (viii) returns on sales or revenues; (ix) operating expenses; (x) share price appreciation; (xi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xii) implementation or completion of critical projects or processes; (xiii) economic value created; (xiv) cumulative earnings per share growth; (xv) operating margin or profit margin; (xvi) share price or total shareholder return; (xvii) cost targets, reductions and savings, productivity and efficiencies; (xviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, or information technology goals, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xix) personal professional objectives, including any of the foregoing Performance Goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xx) any combination of, or a specified increase in, any of the foregoing or such other performance goals as may be selected by the Administrator. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Participating Entities, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall not be required to be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Administrator; provided, however, that the Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting any Participating Entity or the financial statements of any Participating Entity, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
(ee) “Performance Shares” means Shares that are subject to restrictions based upon the attainment of specified Performance Goals granted pursuant to Section 9.
(ff) “Permitted Transferee” means any transferee of a Share through a “Permitted Transfer,” as defined in the Certificate of Incorporation, in accordance with applicable restrictions.
(gg) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.
(hh) “Plan” means this Sculptor Capital Management, Inc. 2022 Incentive Plan, as amended from time to time.
(ii) “Prior Plan” means the Och-Ziff Capital Management Group LLC 2013 Incentive Plan, as amended from time to time.
(jj) “Restricted Shares” means Shares subject to certain restrictions granted pursuant to Section 9.
(kk) “Restricted Share Units” means the right to receive Shares or cash equal to the Fair Market Value of Shares at the end of a specified period granted pursuant to Section 9.
(ll) “Sculptor Operating Group” shall have the meaning assigned to it in the Certificate of Incorporation.

(mm) “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Share Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or such portion thereof.
(nn) “Shares” means the Class A Shares (as specified in the applicable Award Document) reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(oo) “Subsidiary” means, with respect to the Company, as of any date of determination, any other Person as to which the Company owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.
3.    Administration.
(a) The Plan shall be administered by the Committee in accordance with the requirements of Rule 16b-3, to the extent applicable.
(b) Pursuant to the terms of the Plan, the Administrator, subject to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
     (1)    to select Participants;
     (2)    to determine whether and to what extent Awards are to be granted to Participants;
     (3)    to determine the number of Shares, LTIP Units, or Class B Shares to be covered by each Award;
     (4)    to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern Award Documents (including but not limited to (i) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (ii) the Performance Goals and periods applicable to Awards, (iii) the Exercise Price, base price or purchase price, if any, of Awards, (iv) the vesting schedule applicable to Awards, (v) the number of Shares, LTIP Units or Class B Shares subject to Awards and (vi) any amendments to the terms and conditions of outstanding Awards, including but not limited to reducing the Exercise Price or base price of such Awards in connection with adjustments described in Section 5 hereof, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);
     (5)    to make Fair Market Value determinations with respect to any Award;
     (6)    to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting a termination of the Participant’s employment or service for purposes of Awards;

     (7)    to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
     (8)    to construe and interpret the terms and provisions of the Plan and any Award (and the Award Document relating thereto), and to otherwise supervise the administration of the Plan and exercise all powers and authorities either specifically granted under the Plan or advisable in the administration of the Plan;
     (9)    to delegate its authority, in whole or in part, under this Section 3 to one or more individuals (who may or may not be members of the Board), subject to the requirements of applicable law or any stock exchange on which the Shares are listed;
     (10)    to delegate its authority, in whole or in part, under this Section 3 and with respect to Participants who are not executive officers of the Company, to one or more individuals (who may or may not be members of the Board), subject to the requirements of applicable law or any stock exchange on which the Shares are listed; and
     (11)    to determine at any time whether, to what extent and under what circumstances and method or methods Awards may be settled by the Company or any other Participating Entity. In the event of such determination, references to the Company shall be deemed to be references to the applicable Participating Entity for purposes of the Plan as appropriate.
(c) Except as expressly provided by the Administrator (including but not limited to for purposes of complying with the requirements of the Certificate of Incorporation of the Company and the organizational documents of the Company or any other Participating Entity relating to lawful consideration for the issuance of Awards, Class A Shares, Class B Shares or LTIP Units), no consideration other than services will be required as consideration for the grant (but not the exercise) of any Award. Awards may, as determined by the Administrator, be granted in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any other Participating Entity or any business entity to be acquired by any Participating Entity or any other right of a Participant to receive payment from any Participating Entity.
(d) Notwithstanding paragraph (b) of this Section 3, neither the Board, nor the Administrator, nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower Exercise Price or base price without first obtaining the approval of the Company’s shareholders.
(e) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including any Participating Entity and the Participants. No member of the Board or the Administrator, nor any officer, partner, member or employee of any Participating Entity acting on behalf of the Board or the Administrator, shall be personally liable for any action, omission, determination, or interpretation taken or made with respect to the Plan to the extent and as provided in the Company’s organizational documents, and all members of the Board or the Administrator and each and any officer, partner, member or employee of any Participating Entity acting on their behalf shall be fully indemnified by the Company in respect of any such action, omission, determination or interpretation to the extent and as provided in the Company’s organizational documents.

4.    Shares Reserved for Issuance Under the Plan.
(a) Subject to Section 5, the maximum number of Class A Shares that may be delivered pursuant to Awards shall be 5,500,000 Class A Shares, plus the number of Shares subject to any award outstanding under the Prior Plan as of the Effective Date that after the Effective Date is not issued because such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, or because such Shares are tendered or withheld in payment of the exercise price of the award or the taxes payable with respect to the exercise or vesting of the award.
(b) If any Award expires or terminates unexercised, is settled for cash, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the Exercise Price of the Award or the taxes payable with respect to the exercise or vesting of the Award, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further Awards under the Plan unless, in the case of Options, Related Share Appreciation Rights (as defined in paragraph (a) of Section 8) are exercised.
5.    Equitable Adjustments.
In the event of any Change in Capitalization, an appropriate equitable substitution or proportionate adjustment shall be made, in each case in the manner to be determined by the Administrator in its sole discretion, in order to prevent an enlargement or dilution of rights, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any fiscal year, (ii) the kind, number and Exercise Price, base price, or ratio of Shares subject to outstanding Options, Share Appreciation Rights and exchangeable LTIP Units, and (iii) the kind and number of Shares or LTIP Units and the purchase price of Shares subject to outstanding Awards of Restricted Shares, Restricted Share Units, Performance Shares, unrestricted shares or Other Share-Based Awards, including but not limited to LTIP Unit Awards; provided, however, that any fractional shares or units resulting from the adjustment shall be eliminated. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator shall take such action as is necessary to adjust the outstanding Awards to reflect the Change in Capitalization, including but not limited to the cancellation of any outstanding Award in exchange for payment in cash or other property of the aggregate Fair Market Value of the Shares or LTIP Units covered by such Award, reduced by the aggregate Exercise Price, base price, or purchase price thereof, if any. Notwithstanding the foregoing, no such adjustment shall cause any Award that is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
6.    Eligibility.
Participants shall be selected from time to time by the Administrator, in its sole discretion.
7.    Options.
(a) General. Each Participant who is granted an Option shall enter into an Award Document containing such terms and conditions as the Administrator shall determine, in its discretion,

which Award Document shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently. Options shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the Award Document.
(b) Exercise Price. The Exercise Price of an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that the Exercise Price relating to each Share purchasable under an Option shall not be less than one hundred percent (100%) of the Fair Market Value of each Share on the date of grant.
(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Document.
(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the Award Document. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a Share.
(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator in its sole discretion with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including, but not limited to the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.
(f) Rights as Shareholder. A Participant shall have no rights to distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 15 and, if requested, has given the representation described in Section 16(b).

(g) Transfers of Options. Except as otherwise determined by the Administrator, no Option shall be transferable by a Participant other than by the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised during the lifetime of the Participant only by the Participant or, during the period the Participant is under a Disability, by the Participant’s guardian or legal representative. The Administrator may, in its sole discretion, subject to applicable law, permit the gratuitous transfer during a Participant’s lifetime of an Option, (i) by gift to a member of the Participant’s immediate family, (ii) by transfer by instrument to a trust for the benefit of such immediate family members, or (iii) to a partnership or limited liability company in which such family members are the only partners or members; provided, however, that, in addition to such other terms and conditions as the Administrator may determine in connection with any such transfer, no transferee may further assign, sell, hypothecate or otherwise transfer the transferred Option, in whole or in part, other than by operation of the laws of descent and distribution. Each such transferee shall agree to be bound by the provisions of the Plan and the applicable Award Document.
(h) Termination of Employment or Service.
     (1)    Unless the applicable Award Document provides otherwise or unless otherwise determined by the Administrator, in the event that the employment or service of a Participant with any Participating Entity shall terminate for any reason other than Cause, Disability, or death, but including termination by reason of the entity employing the Participant or to which the Participant is rendering services ceasing to be a Subsidiary or Affiliate, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90)-day period described in this Section 7(h)(1) shall be extended to one year after the date of such termination in the event of the Participant’s death during such ninety (90)-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
     (2)    Unless the applicable Award Document provides otherwise or unless otherwise determined by the Administrator, in the event that the employment or service of a Participant with any Participating Entity shall terminate on account of the Disability or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
     (3)    In the event of the termination of a Participant’s employment or service with any Participating Entity for Cause, all outstanding Options, including vested Options, granted to such Participant shall expire at the commencement of business on the date of such termination.

(i) Other Change in Employment or Service Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, Disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator. The Administrator shall follow applicable written policies of the Company (if any), including but not limited to such rules, guidelines and practices as may be adopted pursuant to Section 3, as they may be in effect from time to time, with regard to such matters.
8.    Share Appreciation Rights.
(a) General. Share Appreciation Rights may be granted either alone (“Free-Standing Share Appreciation Rights”) or in conjunction with all or part of any Option (“Related Share Appreciation Rights”). Related Share Appreciation Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Participants to whom, and the time or times at which, grants of Share Appreciation Rights shall be made; the number of Shares to be awarded; the Exercise Price; and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Share Appreciation Rights may be granted for more Shares than are subject to the Option to which they relate, and any Share Appreciation Rights must be granted with an Exercise Price not less than one hundred percent (100%) of the Fair Market Value of Shares on the date of grant. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Document.
(b) Exercisability.
     (1)    Free-Standing Share Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.
     (2)    Related Share Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7.
(c) Payment Upon Exercise.
     (1)    Upon the exercise of a Free-Standing Share Appreciation Right, the Participant shall be entitled to receive up to, but not more than, the value equal to the excess of the Fair Market Value of a Share as of the date of exercise over the Exercise Price specified in the Free-Standing Share Appreciation Right (which price shall be no less than one hundred percent (100%) of the Fair Market Value of such Share on the date of grant) multiplied by the number of Shares in respect of which the Free-Standing Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.
     (2)    A Related Share Appreciation Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, the value equal to the excess of the Fair Market Value of a Share as of the date of exercise over the Exercise Price specified in the related Option (which price shall be no less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant) multiplied by the number of Shares in respect of which the Related Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Share Appreciation Rights have been so exercised.
     (3)    Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).
(d) Rights as a Shareholder. A Participant shall have no rights to distributions or any other rights of a shareholder with respect to the Shares subject to Share Appreciation Rights until the Participant has given written notice of exercise, Shares have been issued to the Participant upon such exercise, and the Participant has satisfied the requirements of Section 15 and, if requested, has given the representation described in Section 16(b).
(e) Non-Transferability. Share Appreciation Rights shall not be transferable; provided, however, that Related Share Appreciation Rights are transferable only when and to the extent the related Option would be transferable under Section 7.
(f) Termination of Employment or Service.
     (1)    In the event of the termination of employment or service with any Participating Entity of a Participant who has been granted one or more Free-Standing Share Appreciation Rights, such Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator.
     (2)    In the event of the termination of employment or service with any Participating Entity of a Participant who has been granted one or more Related Share Appreciation Rights, such Rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Document.
(g) Term.
     (1)    The term of each Free-Standing Share Appreciation Right shall be fixed by the Administrator, but no Free-Standing Share Appreciation Right shall be exercisable more than ten (10) years after the date such Right is granted.
     (2)    The term of each Related Share Appreciation Right shall be the term of the Option to which it relates, but no Related Share Appreciation Right shall be exercisable more than ten (10) years after the date such Right is granted.
9.    Restricted Shares, Restricted Share Units and Performance Shares.
(a) General. Awards of Restricted Shares, Restricted Share Units or Performance Shares may be issued either alone or in addition to other Awards. The Administrator shall determine the Participants to whom, and the time or times at which, Awards of Restricted Shares, Restricted

Share Units or Performance Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares, Restricted Share Units or Performance Shares; the Restricted Period (as defined in paragraph (c) of this Section 9), if any, applicable to Awards of Restricted Shares or Restricted Share Units; the Performance Goals, if any, applicable to Awards of Restricted Shares, Restricted Share Units or Performance Shares; any rights to Distribution Equivalents; and all other conditions of the Awards of Restricted Shares, Restricted Share Units and Performance Shares. The Administrator may also condition the grant of the Award of Restricted Shares, Restricted Share Units or Performance Shares upon the exercise of Options, or upon such other criteria as the Administrator may determine, in its sole discretion. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares, Restricted Share Units or Performance Shares. The provisions of the Awards of Restricted Shares, Restricted Share Units or Performance Shares need not be the same with respect to each Participant.
(b) Awards and Certificates. Except as otherwise provided below in this Section 9, (i) each Participant who receives an Award of Restricted Shares or Performance Shares shall be issued a share certificate in respect of such Restricted Shares or Performance Shares (or such other appropriate evidence of ownership as determined by the Administrator); and (ii) such certificate (or other evidence of ownership) shall be registered in the name of the Participant, and, if appropriate, shall bear a legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the Share certificates evidencing Restricted Shares or Performance Shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares or Performance Shares, the Participant shall have delivered a power of attorney, endorsed in blank, relating to the Shares covered by such Award.
(c) Restrictions and Conditions. The Awards of Restricted Shares, Restricted Share Units and Performance Shares shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator:
     (1)    Subject to the provisions of the Plan and the Award Document, during such period as may be set by the Administrator commencing on the date of the Award (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign Restricted Shares, Restricted Share Units or Performance Shares; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including but not limited to the attainment of certain Performance Goals, the Participant’s termination of employment or service as a director, Executive Managing Director or Consultant of or service provider to any Participating Entity or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 11.
     (2)    Except as may be provided in the Award Document, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares and Performance Shares during the Restricted Period; provided, however, that (A) cash dividends or distributions on Restricted Shares shall either be automatically deferred and reinvested in additional Restricted Stock or accrued in a bookkeeping account in the applicable Participant’s name, and held subject to the vesting of the underlying Restricted Shares, and (B) subject to any adjustment pursuant to Section 5, dividends payable in Shares shall be paid in the form of Restricted Shares of the same class as the Shares with which such dividend was paid, held subject to the vesting of the underlying Restricted Shares. The Participant shall generally not have the rights of a shareholder with respect to Shares subject to Awards of Restricted Share Units during the Restricted Period; provided, however, that, at the discretion of the Administrator, Distribution Equivalents may be awarded during a Restricted Period with respect to the number of Shares covered by Restricted Share Units and may be accrued and paid to the Participant promptly after, and only after, the Restricted Period, if any, applicable to such Distribution Equivalents shall expire without forfeiture. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such Awards of Restricted Shares, Restricted Share Units or Performance Shares except as the Administrator, in its sole discretion, shall otherwise determine.
     (3)    The rights of Participants granted Awards of Restricted Shares, Restricted Share Units or Performance Shares upon termination of employment or service as a director, Executive Managing Director or Consultant of or service provider to any Participating Entity for any reason during the Restricted Period shall be set forth in the Award Document.
10.    Other Share-Based Awards.
(a) The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Document, including but not limited to Awards that are valued in whole or in part by reference to Class A Shares, including Awards valued by reference to book value, fair value or performance of any Participating Entity or partnership interests, including Distribution Equivalents and restricted or performance units. Other Share-Based Awards may be granted as free-standing Awards or in tandem with other Awards. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, including any Performance Goals and performance periods. Shares, partnership interests, or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including but not limited to Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action. The Administrator may, in its sole discretion, settle such Other Share-Based Awards for cash, Shares, partnership interests, or other property as appropriate; provided, however, that it determines, after consultation with its legal counsel and tax advisers, that such alternate settlement would be in the Company’s best interests.
(b) The Administrator is also authorized to grant LTIP Unit Awards to Participants in the form of LTIP Units that, whether vested or unvested, shall entitle the Participant to receive, currently or on a deferred or contingent basis, distributions or Distribution Equivalents with respect to a number of LTIP Units or other distributions from the members of the Sculptor Operating Group, with respect to which the Administrator may provide in the Award Document that such amounts (if any) shall be deemed to have been reinvested in additional LTIP Units. The LTIP Units may include an exchange ratio pursuant to which the LTIP Units (with or without other property) may be exchanged for Class A Shares in accordance with the terms of the Certificate of Incorporation, and in such case may include Class B Shares; provided, however, that the number of Class B Shares issued as a feature of the LTIP Unit Award may not exceed the number of Class A Shares acquirable upon the exchange of the LTIP Units included in such Award and that such Class B Shares are cancelled pro tanto at the same time that the exchangeable LTIP Units are exchanged for such Class A Shares. LTIP Units may be structured as “profits interests,” “capital interests” or other types of partnership interests for federal income tax purposes. The Administrator has the authority to determine the number of shares, interests, units or rights underlying LTIP Unit Awards in light of all applicable circumstances, including but not limited to performance-based vesting conditions, operating partnership “capital account allocations,” value accretion factors, and conversion or exchange ratios, to the extent set forth in the limited partnership agreements of the members of the Sculptor Operating Group, the Code or otherwise.
11.    Accelerated Vesting in Connection with a Change in Control.
(a) In the event of a Change in Control, any outstanding Award that is not assumed or continued, or for which an equivalent option or right is not substituted pursuant to the Change in Control transaction’s governing document, shall become fully vested and exercisable “immediately prior to” the effective date of such Change in Control and shall expire upon the effective date of such Change in Control. For purposes of this Section 11, “immediately prior to”, with respect to an Option or Stock Appreciation Right, shall mean sufficiently in advance of the Change in Control transaction such that there will be time for each affected Participant to exercise his or her Option/Stock Appreciation Right and participate in the Change in Control transaction in the same manner as all other holders of Shares. If an Award becomes fully vested and, if applicable, exercisable immediately prior to a Change in Control, the Administrator shall notify the affected Participant in writing or electronically that the Award has become fully vested and, if applicable, exercisable, and that the Award will terminate upon the Change in Control.
(b) Unless otherwise determined by the Administrator and evidenced in an Award Document, in the event that (i) a Change in Control occurs and (ii) the Participant’s employment or service is terminated by the Company, its successor or affiliate thereof without Cause on or after the effective date of the Change in Control but prior to twelve (12) months following such Change in Control, then:
     (1)    any unvested or unexercisable portion of any Award carrying a right to exercise shall become vested and exercisable; and
     (2)    the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Award shall lapse and all unvested Awards shall be deemed fully vested and performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.
12.    Set-Off.
Notwithstanding any other provision of the Plan or any Award Document to the contrary, to the extent permitted by Section 409A of the Code, the Company or the Sculptor Operating Group, as the case may be, shall have the right to offset against any amount owed to a Participant any amounts that are owed by such Participant to the Company or the Sculptor Operating Group (including amounts owed under the Plan) at the time of any payment hereunder.
13.    Amendment and Termination.
The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Shares are listed or other applicable law. If any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Administrator reserves the right to (but is not obligated to) amend, modify or supplement such Award in order to cause it to either not be subject to Section 409A of the Code or to comply with the applicable provisions of Section 409A of the Code. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his or her consent. At no time before the actual distribution of any Awards to Participants under the Plan shall any Participant accrue any interest or right whatsoever under the Plan.
14.    Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of any Participating Entity.
15.    Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for non-U.S. or U.S. federal, state, or local income tax purposes, pay to any Participating Entity, or make arrangements satisfactory to the Administrator regarding payment of, any non-U.S. or U.S. federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of any Participating Entity under the Plan shall be conditional on the making of such payments or arrangements, and any such Participating Entity shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Whenever cash is to be paid pursuant to an Award, any Participating Entity shall have the right to deduct therefrom an amount sufficient to satisfy any non-U.S. or U.S. federal, state and local withholding tax requirements related thereto. Whenever Shares or LTIP Units are to be delivered pursuant to an Award, any Participating Entity shall have the right to require the Participant to remit to any such Participating Entity in cash an amount sufficient to satisfy any non-U.S. or U.S. federal, state and local withholding tax requirements related thereto. With the approval of the Administrator, a Participant may elect to satisfy the foregoing requirement by electing to have any Participating Entity withhold from delivery of Shares, LTIP Units, or other property or by delivering already owned unrestricted Shares, LTIP Units, or other property, in each case having a value equal to the minimum amount of tax required to be withheld. Such Shares, LTIP

Units, or other property shall be valued at their Fair Market Value, if any, on the business day immediately preceding the date on which the amount of tax to be withheld is determined. Fractional share or unit amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares, LTIP Units, or other property to be delivered pursuant to an Award. Each Participating Entity may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.
16.    General Provisions.
(a) Awards, Class A Shares, Class B Shares and LTIP Units shall not be issued pursuant to the Plan unless the issuance and delivery of such Awards, shares or LTIP Units pursuant hereto shall comply with all relevant provisions of law, including but not limited to the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b) The Administrator may require each person acquiring Awards, Class A Shares, Class B Shares or LTIP Units to represent to and agree with any Participating Entity in writing that such person is acquiring the Awards, Class A Shares, Class B Shares or LTIP Units without a view to distribution thereof. The certificates for any shares or LTIP Units may include any legend that the Administrator deems advisable to reflect any restrictions on transfer which the Administrator determines, in its sole discretion, arise under applicable securities laws or are otherwise applicable.
(c) All certificates for Class A Shares, Class B Shares or LTIP Units delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
(d) The Administrator may require a Participant receiving Awards, Class A Shares, Class B Shares or LTIP Units, as a condition precedent to receipt of such Awards, shares or LTIP Units, to enter into a shareholder agreement, “lock-up” or other agreement in such form as the Administrator shall determine is advisable to further the interests of any Participating Entity.
(e) Nothing in the Plan or any Award Document shall confer upon any Participant any right to continued employment or service with any Participating Entity, nor shall it interfere with or restrict in any way the right of any Participating Entity (or its equityholders) to terminate the employment or service of any Participant at any time for any reason whatsoever, with or without Cause.
(f) All obligations of any Participating Entity under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to such Participating Entity, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of such Participating Entity.

(g) Except as otherwise provided in the applicable Award Document, each Award under the Plan shall be paid solely from the general assets of the relevant Participating Entity. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to any distribution of an Award other than as an unsecured general creditor with respect to any distribution to which such Participant may be conditionally entitled.
17.    Severability.
Should any provision of the Plan or any Award Document be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of the Plan or such Award Document, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Plan or Award Document. Moreover, if one or more of the provisions contained in the Plan or any Award Document shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
18.    Remedies.
Any remedies provided for in this Plan shall be cumulative in nature and shall be in addition to any other remedies whatsoever (whether by operation of law, equity, contract or otherwise) which any party may otherwise have. Notwithstanding any other provision herein to the contrary, any performance-based compensation, or any other amount, paid to a Participant pursuant to an Award, which is subject to recovery under any law, government regulation, stock exchange listing requirement, or any policy adopted by the Company will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or policy adopted by the Company. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.
19.    Section 409A
It is the Company’s intent that payments and benefits under this Plan comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment with any Participating Entity for purposes of this Plan unless the Participant would be considered to have incurred a “separation from service” from any Participating Entity within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code, and any payments described in this

Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following a Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or death, if earlier). Notwithstanding the foregoing, for each Award that constitutes nonqualified deferred compensation under Section 409A of the Code, if required to avoid accelerated taxation and/or tax penalties, a Change in Control shall be deemed to have occurred for purposes of the payment or settlement of such Award under the Plan only if a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred under Section 409A of the Code. The Plan and any Award Documents issued thereunder may be amended in any respect deemed by the Administrator to be necessary in order to preserve compliance with Section 409A of the Code.
20.    Term of Plan.
No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.
21.    Governing Law.
The Plan shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the application of the principles of conflicts or choice of laws.
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